Exhibit (j) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the caption "Financial Highlights" in the Class A, Class B, Class C and Class F Shares Prospectus and "Independent Auditors" and "Financial Information" in the Class A, Class B, Class C and Class F Shares Statement of Additional Information in Post-Effective Amendment Number 33 to the Registration Statement (Form N-1A, No. 33-6901) of Federated Equity Income Fund, Inc. and to the incorporation by reference of our report dated January 12, 2004 on Federated Equity Income Fund included in the Annual Report to Shareholders for the fiscal year ended November 30, 2003.






ERNST & YOUNG LLP





Boston, Massachusetts

January 26, 2004